SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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JENNIFER CONVERTIBLES, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 13, 2009

Dear Fellow Stockholder:

     Although I am certainly not pleased with the results we achieved during Fiscal 2008, I still believe we have the right strategy in place. Even in this unprecedented economy, we are able to provide to customers, merchandise at incredible values while still continuing to maintain good margins. Throughout the year we continued to implement strategies to reduce costs including closing ten stores.

     Despite being affected by the economy, we are very pleased with the progress of our Ashley division, which produced operating profits and generated approximately 10% of our revenues. We are pursuing the opening of a third store in 2009 which we feel will add to the profitability of this division.

Fiscal year highlights:

• Revenues	$120.9 million

• Net loss	(3.3) million

• Diluted EPS	($0.47) per share

• Cash & Marketable Securities	$11.6 million

• Vendor line of credit	$10 million

• Book Value	$ 0.95 per share

• Opened second Ashley Furniture HomeStore

     Beginning January 2009, we have modified our warehousing and management agreements with the Related Company. These changes, based upon last year’s level of activity, would have resulted in approximately $1.4 million annual expense reduction.

     We believe that we are excellently positioned to take advantage of any upturn in the economy or to increase market share because of industry contraction.

     Our superior group of dedicated employees is one of our main Company’s assets. This coupled with excellent support from our vendors is critical to our competitive advantage. I would like to thank them all for their efforts and confidence in what is one of the most difficult economic times the United States has ever faced.

     I would also like to thank our Stockholders for their continued support. We are relentless in trying to create value for your investment.

Very truly yours,

Harley J. Greenfield
Chairman and Chief Executive, Jennifer Convertibles, Inc.

JENNIFER CONVERTIBLES, INC.
417 Crossways Park Drive
Woodbury, New York 11797
______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 17, 2009
______________

Dear Stockholders:

     The 2009 Annual Meeting of Stockholders of Jennifer Convertibles, Inc. will be held at the Holiday Inn, 215 Sunnyside Blvd., Plainview, New York 11803 at 10:00 a.m., Eastern Time on Tuesday, February 17, 2009, for the following purposes:

1.	To elect a Board of Directors to serve until the 2010 Annual Meeting of Stockholders;

2.	To ratify the appointment of Eisner LLP as our independent registered public accountants for the fiscal year ended August 29, 2009;

3.	To approve the increase in the aggregate number of shares available for issuance under our 2006 Equity Incentive Plan from 600,000 shares to 1,200,000 shares; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on December 22, 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. A complete list of our stockholders as of the record date will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours on or after February 27, 2009 at our principal executive offices, 417 Crossways Park Drive, Woodbury, New York, and at the place of the meeting, and will be available for inspection during the meeting by any stockholder in attendance. Our transfer books will not be closed.

     The foregoing items of business are more fully described in the proxy statement that is attached hereto and a part of this notice.

     The Board of Directors unanimously recommends that you vote FOR all of the proposals.

By Order of the Board of Directors

/S/ Harley J. Greenfield

Harley J. Greenfield
Chairman and Chief Executive Officer
December 29, 2008
Woodbury, New York

JENNIFER CONVERTIBLES, INC.
417 Crossways Park Drive
Woodbury, New York 11797
______________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
______________

February 17, 2009

INTRODUCTION

     This proxy statement and the accompanying proxy is furnished in connection with the solicitation by the Board of Directors of Jennifer Convertibles, Inc., a Delaware corporation (sometimes referred to in this proxy statement as the “Company” or “Jennifer Convertibles”), of proxies for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Holiday Inn, 215 Sunnyside Blvd., Plainview, New York 11803 at 10:00 a.m., Eastern time, on February 17, 2009, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. We intend to mail this proxy statement and the accompanying proxy card on or about January 13, 2009 to all stockholders entitled to vote at the Annual Meeting. The Annual Report to Stockholders for the fiscal year ended August 30, 2008 is being mailed with this proxy statement, but does not constitute a part hereof.

VOTING PROCEDURES AND SOLICITATION

YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. A return envelope (postage paid if mailed in the United States) is enclosed for that purpose.

METHODS OF VOTING

     You may vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If you send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING A PROXY

     You may revoke your proxy by:

  signing and returning another proxy card at a later date;

  sending written notice of revocation to the Secretary at our offices, located at 417 Crossways Park Drive, Woodbury, NY 11797; or

  informing the Secretary and voting in person at the meeting.

     To be effective, a later-dated proxy or written revocation must arrive at our corporate offices before the start of the meeting.

PROXY SOLICITATION

     We are soliciting the enclosed proxy card on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our directors, officers and employees may solicit proxies by telephone or fax. We will pay these directors, officers and employees no additional compensation for these services.

     Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners. All beneficial owners will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, the beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW PROXY CARDS ARE VOTED

     The proxy holders named on the proxy card are Harley J. Greenfield, our Chairman and Chief Executive Officer, and Rami Abada, our President, Chief Financial Officer, Chief Operating Officer and a director. The proxy holders will vote shares according to the stockholder instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR ratifying the appointment of Eisner LLP as our independent registered public accountants for the fiscal year ending August 29, 2009; FOR approving the increase in the aggregate number of shares available for issuance under our 2006 Equity Incentive Plan from 600,000 shares to 1,200,000 shares; and in their discretion, on any other business that may properly come before the meeting.

QUORUM AND VOTES REQUIRED

     A majority of the votes of outstanding shares of common stock represented at the Annual Meeting in person or by proxy constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner.

     Directors are elected by a plurality of votes cast, so the five nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold authority as directed in the proxy card. Abstention and broker non-votes will count neither for nor against election.

     The proposal to ratify the appointment of the independent registered public accountants for the fiscal year ending August 29, 2009 and to approve the increase in the aggregate number of shares available for issuance under our 2006 Equity Incentive Plan from 600,000 shares to 1,200,000 shares requires the affirmative vote of a majority of shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Because abstentions are treated as shares present or represented and entitled to vote, abstentions with respect to this proposal will have the same effect as a vote against the proposal. Broker non-votes are not deemed to be present and represented and entitled to vote, and therefore will have no effect on the outcome of the vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on the proposal to approve the increase in the aggregate number of shares available for issuance under our 2006 Equity Incentive Plan. As a result, any shares not voted by a customer will be treated as a broker non-vote.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

     Holders of common stock at the close of business on the record date of December 22, 2008 (the “Record Date”) are entitled to vote at the meeting.

     As of the close of business on December 22, 2008, there were 7,073,466 shares of common stock outstanding.

     Each share of common stock is entitled to one vote.

DISSENTERS’ RIGHTS

     Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 22, 2008, information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the owner of more than five percent of our common stock, (b) each of our directors, (c) each of the named executive officers, and (d) all directors and executive officers and executive employees as a group. Information as to David A. Belford, and Hans J. Klaussner and Klaussner Furniture Industries, Inc. is based on Schedules 13D filed by such person or groups and information as to Kenneth S. Grossman, M. Shanken Communications, Inc., Navon VII LLC, Nissan Aboodi, Wellington Trust Company, NA and Wellington Management Company, LLP is based on a Schedule 13G filed by such person or entity:

	Amounts and Nature of		Percent of Class
Name and Address of Beneficial Owner	Beneficial Ownership (1)		(%)
Harley J. Greenfield (2)	1,598,324	(3)	19.1
Edward B. Seidner (2)	830,383	(4)	11.6
Estate of Fred J. Love (2)	385,662	(5)(6)	5.4
Jara Enterprises, Inc. (a related company) (2)	93,579	(6)	1.3
David A. Belford (7)	394,000	(7)	5.6
Kenneth S. Grossman (8)	398,500	(8)	5.5
M. Shanken Communications, Inc. (9)	680,571	(9)	9.6
Edward G. Bohn (10)	104,500	(10)	1.5
Kevin J. Coyle (11)	111,250	(11)	1.6
Leslie Falchook (12)	27,600	(12)	0.4
Rami Abada (2)	868,801	(13)	11.1
Kevin Mattler (14)	30,000	(14)	0.4
Hans J. Klaussner and Klaussner Furniture Industries, Inc. (15)	943,230	(15)	11.8
Mark Berman (16)	98,000	(16)	1.4
Nissan Aboodi (17)	625,500	(17)	8.8
Wellington Trust Company, NA (18)	550,970	(18)	7.8
Wellington Management Company, LLP (19)	550,970	(19)	7.8
All directors and executive officers and executive employees as a
group (eight (8) persons) (2)(10)(11)(12)(14)(16)	3,668,858	(3)(4)(10)(11)	38.6
		(12)(13)(14)(16)
____________________

(1)	All of such shares are owned directly with sole voting and investment power, unless otherwise noted below.

(2)	The address of Messrs. Greenfield, Abada and Seidner is c/o Jennifer Convertibles, Inc., 417 Crossways Park Drive, Woodbury, New York 11797. The address of the estate of Fred J. Love and Jara Enterprises, Inc. is 190-10 Northern Blvd., Flushing, New York 11358. Mr. Greenfield and the deceased Mr. Love were brothers-in-law.

(3)	Includes (a) 297,329 shares of common stock, (b) 300,000 shares of common stock underlying options to acquire convertible preferred stock granted to Mr. Greenfield by Klaussner and (c) 1,000,995 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. See “Executive Compensation.”

(4)	Includes (a) 730,383 shares of common stock and (b) 100,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. See “Executive Compensation.”

(5)	Includes (a) 93,579 shares of common stock owned by a related company of which the estate of Mr. Love has sole voting and dispositive power and (b) 292,083 shares of common stock owned directly by the estate of Mr. Love.

(6)	All of the shares are beneficially owned by the estate of Mr. Love, the sole stockholder of a related company, of which, Jane Love, Mr. Greenfield’s sister, is currently serving as the Interim President. Includes shares of our common stock owned by three of such related company’s wholly owned subsidiaries.

(7)	The address of David A. Belford is 2097 S. Hamilton Road, Suite 200, Columbus, Ohio 43232. The information is based upon a Schedule 13D/A filed by such person on April 20, 1998.

(8)	Includes (a) 248,500 shares of common stock and (b) 150,000 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date. The address of Kenneth S. Grossman is 18 Norfolk Rd., Great Neck, New York 11020. The information is based upon a Schedule 13G filed by such person on April 22, 2005.

(9)	The address of M. Shanken Communications, Inc. is 387 Park Avenue South, New York, New York 10022. The information is based upon a Schedule 13G filed by such person on January 18, 2008.

(10)	Includes (a) 4,500 shares of common stock and (b) 100,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Edward G. Bohn is c/o 417 Crossways Park Drive, Woodbury, New York 11797.

(11)	Includes (a) 11,250 shares of common stock and (b) 100,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Kevin J. Coyle is c/o 417 Crossways Park Drive, Woodbury, New York 11797.

(12)	Includes 27,600 shares of common stock. The address of Leslie Falchook is c/o 417 Crossways Park Drive, Woodbury, New York 11797. See “Executive Compensation.”

(13)	Includes (a) 118,801 shares of common stock and (b) 750,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. See “Executive Compensation.”

(14)	Includes 30,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Kevin Mattler is c/o 417 Crossways Park Drive, Woodbury, New York 11797. See “Executive Compensation.”

(15)	Includes (a) 924,500 shares underlying convertible preferred stock in connection with Klaussner’s $5,000,000 investment and (b) 18,730 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. Based on information contained in the Schedule 13D filed by Klaussner and its owner, Hans J. Klaussner, Mr. Klaussner is the sole stockholder of the parent company of Klaussner and, accordingly, may be deemed the beneficial owner of the shares owned by Klaussner. The principal address of Klaussner is 405 Lewallen Street, Asheboro, North Carolina 27203. Hans J. Klaussner’s address is 7614 Gegenbach, Germany. The information is based upon a Schedule 13D filed by such group on December 15, 2004.

(16)	Includes (a) 27,000 shares of our common stock held directly by Mr. Berman; (b) 16,000 shares of our common stock held by Mr. Berman’s wife; (c) 2,000 shares of our common stock held under a Money Purchase Keogh f/b/o Mark Berman by CWAI Consultants Corp.; (d) 3,000 shares of our common stock held under a Profit Sharing Keogh f/b/o Mark Berman by CWAI Consultants Corp.; and (e) 50,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date. The address of Mark Berman is c/o 417 Crossways Park Drive, Woodbury, New York 11797.

(17)	Includes (a) 460,000 shares of our common stock held by Navon VII LLC of which Mr. Aboodi has shared voting and dispositive power and (b) 165,500 shares of common stock held under Delaware Charter G&T Co TR Nissim Aboodi of which Mr. Aboodi has shared voting and dispositive power. Based on information contained in the Schedule 13G filed by the aforementioned entities and Nissan Aboodi, Mr. Aboodi is deemed the beneficial owner of the shares owned. The principal address of Nissan Aboodi is 1700 Broadway – 17th Floor, New York, NY 10019. The information is based upon a Schedule 13G filed by such person on February 12, 2008.

(18)	These shares are owned of record by clients of Wellington Trust Company, NA (“Wellington Trust”) for whom Wellington Trust acts as and investment advisor and with whom Wellington Trust shares voting and dispositive power. The address of Wellington Trust is c/o Wellington Management Company, LLP, 75 State Street, Boston, MA 02109. The information is based upon a Schedule 13G filed by such entity on February14, 2008.

(19)	These shares are owned of record by clients of Wellington Management Company, LLP (“Wellington Management”) for whom Wellington Management acts as an investment advisor and with whom Wellington Management shares voting and dispositive power. The address of Wellington Management is 75 State Street, Boston, MA 02109. The information is based upon a Schedule 13G filed by such entity on February14, 2008.

MANAGEMENT

Board of Directors

     Our Certificate of Incorporation and Bylaws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Name	Age	Position(s) with the Company
Harley J. Greenfield	64	Director, Chairman of the Board and Chief Executive Officer
Edward G. Bohn	63	Director
Kevin J. Coyle	64	Director
Rami Abada	49	Director, President, Chief Operating Officer and Chief Financial Officer
Mark L. Berman	45	Director

     Our Board of Directors has determined that the following members of the Board qualify as independent directors under the definition promulgated by the American Stock Exchange: Edward G. Bohn, Kevin J. Coyle and Mark Berman. None of the members of our Board serve as Board members for any other public companies.

Harley J. Greenfield

     Mr. Greenfield has been our Chairman of the Board and Chief Executive Officer since August 1986 and was our President from August 1986 until December 1997. Mr. Greenfield has been engaged for more than 35 years in the furniture wholesale and retail business and was one of the co-founders of the related company that established the Jennifer Convertibles concept in 1975. Mr. Greenfield is a member of the New York Home Furnishings Association.

Edward G. Bohn

     Mr. Bohn has been a member of our Board of Directors since February 1995. In March 2001, Mr. Bohn was appointed Chief Financial Officer of Nova Corp., a company that constructs and manages the construction of data centers serving the telecommunications (Internet) industry both domestically and internationally, after having been a director and consultant since December 1999. Since September 1994, he has also operated as an independent consultant in financial and operational matters. He was a Director of Nuwave Technology, Inc., a video enhancement firm, from July 1995 to September 2003. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio, including from March 1993 to March 1994, as Senior Vice President-Special Projects; and from March 1991 to March 1993, as Chief Financial Officer and Treasurer/Vice President of Finance. Prior to March 1991, he was Vice President of Finance and Treasurer. Prior to Emerson Mr. Bohn held positions as an Officer and Assistant Controller of Jersey Central Power and Light, was Coordinator of Internal Auditing for the GPU System, controller of a multi million dollar food manufacturing company, and held various positions in a public accounting firm. He has a B.S. from Fairleigh Dickinson University and is a Member of New Jersey State Society of Certified Public Accountants.

Kevin J. Coyle

     Mr. Coyle was appointed as a member of our Board of Directors in February 1995. Mr. Coyle has been a certified public accountant specializing in litigation support since 1972. From January 2000 to July 2004, Mr. Coyle served as the Chief Financial Officer of Fresh Direct LLC, a company that sells perishable food products directly to consumers over the Internet. In July 2004, Mr. Coyle retired from Fresh Direct and has resumed his specialization in litigation support. Mr. Coyle graduated from Queens College with a B.S. in accounting and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Rami Abada

     Mr. Abada became our President and a member of our Board of Directors in December 1997, has been our Chief Operating Officer since April 1994 and became our Chief Financial Officer in September 1999. Mr. Abada was our Executive Vice President from April 1994 to December 1997. Prior to joining us, Mr. Abada had been employed by a related company since 1982.

Mark L. Berman

     Mr. Berman was appointed a member of our Board of Directors in May 2003. Mr. Berman is currently the Managing Partner of MB Family Advisors, LLC, an investment firm founded in 2008 to manage investment portfolios across asset class (e.g., hedge funds, managed accounts, private equity, distressed investing, real estate etc.). During 2006-07, Mr. Berman was Co-CEO of Laundry Capital, LLC, a specialty retail holding company that owns and operates the largest (by revenue) chain of laundry superstores in the U.S, and was (and remains) a Managing Partner of WRB Capital Group, LLC, a real estate and alternative investment firm. From March 2002 through August 2005, Mr. Berman was Managing Partner of Liquid Realty Partners, a buy-side investment firm managing $160 million in equity capital that specialized in acquiring limited partnership interests on a secondary basis in the related real estate fund market. In 1994, Mr. Berman co-founded Trinad Partners, Inc., a boutique merchant-banking firm, where he focused on mid-market leveraged buyout and growth equity investments. Prior to that, Mr. Berman was an M&A attorney with Skadden, Arps, Slate, Meagher & Flom. Mr. Berman has a J.D. from New York University School of Law and a B.S. in Business Administration from the State University of New York at Albany.

THE BOARD AND ITS COMMITTEES

Committees and Meetings

     Our directors are elected at the Annual Meeting and hold office until their successors are elected and qualified. Our officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

     Board of Directors Meeting Attendance. The Board of Directors held four meetings during the 2008 fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member held during the period in which he served as a director or committee member, as applicable. The Board of Directors has adopted a policy pursuant to which each member of the Board of Directors is strongly encouraged to attend each annual meeting of our stockholders. All of the directors who had been serving on our Board of Directors at the time of our 2008 annual meeting of stockholders attended such annual meeting.

     Compensation and Option Committee. In September 2003, the Board of Directors of Jennifer Convertibles designated and appointed a Compensation and Option Committee (the “Compensation Committee”) to replace its former Stock Option Committee. During the fiscal year ended August 30, 2008, the Compensation Committee held one meeting. The Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee currently has three members, Edward Bohn (Chairman), Kevin Coyle and Mark Berman. The principal executive officer and principal financial officer recommend compensation for all other executive officers and for other key employees. This recommendation is presented to the Compensation Committee. The role of the Compensation Committee is to evaluate these recommendations and present them to the Board of Directors. The Compensation Committee also has the role of determining the compensation for the principal executive officer and the principal financial officer and to review, approve and make recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. However, the Board of Directors makes the final determination of the salary and bonus of the executive officers and key employees. In addition, the Compensation Committee administers our 2003 Stock Option Plan and 2006 Equity Incentive Plan, which includes the authority to make grants of stock options, and restricted and unrestricted stock awards to employees, consultants and directors. Messrs. Bohn, Coyle and Berman qualify as independent directors under the definition promulgated by the American Stock Exchange.

     Audit Committee. The Board of Directors has a separately designated standing Audit Committee that consists of Mark Berman, Edward Bohn (Chairman) and Kevin Coyle. During the fiscal year ended August 30, 2008, the Audit Committee held twelve meetings. The Board of Directors has adopted and amended a written charter for the Audit Committee. Pursuant to our written Audit Committee Charter, the Audit Committee is empowered to retain and terminate the services of our independent registered public accountants and review the independence of such registered public accounting firm. The Audit Committee also reviews financial statements, the scope and results of annual audits and the audit and non-audit fees of the independent registered public accountants. Furthermore, the Audit Committee reviews the adequacy of our internal controls and procedures, the structure of our financial organization and the implementation of our financial and accounting policies, and monitors our transactions with the related company. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and the American Stock Exchange, as such standards apply specifically to members of audit committees. The Board has determined that each of Messrs. Bohn and Coyle is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

     Nominating and Governance Committee. Our Nominating and Governance Committee (the “Nominating Committee”) has three members, Mark Berman, Edward Bohn (Chairman) and Kevin Coyle. The Nominating Committee did not hold any meetings during the fiscal year ended August 30, 2008. All members of the Nominating Committee qualify as independent directors under the definition promulgated by the American Stock Exchange.

     The Board of Directors has adopted a written charter for the Nominating Committee. Pursuant to the Nominating Committee charter, the Nominating Committee’s role is to make recommendations to the full Board of Directors as to the size and composition of the Board of Directors and to make recommendations as to particular nominees. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. As set forth in the Nominating Committee Charter, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2010 Annual Meeting of Stockholders, it must follow the procedures described under the heading “Stockholder Proposals.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the members of the Nominating Committee by mail at 417 Crossways Park Drive, Woodbury, New York 11797.

     Monitoring Committee. Our Monitoring Committee has two members, Edward Bohn and Kenneth S. Grossman. During the fiscal year ended August 30, 2008, the Monitoring Committee held four meetings. The role of the Monitoring Committee is to make recommendations to the full Board of Directors as to any new related party transaction or modification of any previously existing related party relationship, which would require public disclosure and the approval from the full Board of Directors. Consistent with the Company’s Certificate of Incorporation, the Board of Directors shall first seek the approval of the Monitoring Committee for the transaction or modification. If the Board of Directors approves the transaction or relationship without the approval or modification of the Monitoring Committee, the absence of such approval will be reported by the Company in the document containing the public disclosure.

     A copy of the Compensation Committee, Audit Committee, Nominating Committee and Monitoring Committee charters are available on our website at http://www.jenniferfurniture.com.

Stockholder Communications to the Board

     Generally, stockholders who have questions or concerns should contact our investor relations firm, Radcliffe & Associates, at 212-605-0201. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the non-employee Board members via e-mail at boardofdirectors@jenniferfurniture.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The objective of the Company is to establish a compensation policy for executives designed to (i) enhance the profitability of the Company and increase stockholder value, (ii) reward executive officers for their contribution to the Company’s growth and profitability, (iii) recognize individual initiative, leadership, achievement, and other contributions and (iv) provide competitive compensation that will attract and retain qualified executives.

     To establish this relationship between executive compensation and creation of stockholder value, the Compensation and Option Committee has adopted a total compensation package comprised of base salary, annual bonus and equity compensation. Key elements of the compensation philosophy are:

  Maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals.

  Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

     Determining Executive Compensation The salary and bonus of each of the Company’s principal executive officer and principal financial officer is governed by the terms of preexisting employment agreements with each of these individuals. With respect to the compensation of the other named executives, the principal executive officer and principal financial officer review the extent to which these executives are serving the Company’s strategy and financial needs, as determined by board of directors annually, the performance of each named executive officer and the financial condition of the Company in determining salary, bonus and equity compensation for the coming year and makes recommendations to the Compensation Committee. The Compensation Committee determines equity compensation for the principal executive officer and principal financial officer without input from any other individuals.

     Base salary. Each named executive officer receives a salary based on the executive’s experience, qualifications and performance. The principal executive officer and principal financial officer annually review each named executive officer’s base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. With respect to the principal executive officer and principal financial officer, the Compensation Committee adheres to the terms of their respective employment agreements in its determination of the base salaries of these individuals.

     Annual bonus. In addition to the base salary, the Compensation Committee may reward named executive officers each year for the achievement of financial or operational goals. The Compensation Committee decisions with respect to cash bonuses also take into account the Company’s liquidity and capital resources at the time.

     The Company’s principal executive officer and principal financial officer each receive the following annual bonus in accordance with their pre-existing employment agreements:

(i)	A lump sum cash payment, payable on or around January 10 following the end of each fiscal year equal to 2.5% of EBITDA (net income before interest, taxes, depreciation and amortization expense, determined (A) by the Company’s auditors in accordance with generally accepted accounting principles and (B) prior to payment of the annual bonus) in respect of such fiscal year; and

(ii)	A lump sum cash payment, payable on or around January 10 following the end of each fiscal year, equal to the product of (A) the excess, if any, of (1) the aggregate revenues in respect of such fiscal year of (a) the Company, (b) any partnership in which the Company is the general partner, (c) any licensee of the Company and (d) Jara Enterprises (the “Related Company”), over (2) $142 million and (B) 0.001. For purposes of clarification, the amount payable in accordance with this annual bonus shall equal $1,000 for each $1,000,000 in revenue of the entities in excess of $142,000,000.

     In no event shall these amounts be paid unless the Company has positive cash flow in accordance with generally accepted accounting principles, adjusted for borrowing for the growth of the Company.

     Equity Compensation. The Compensation Committee also grants options pursuant to the Company’s 2006 Equity Incentive Plan. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of all options granted is at least 100% of the fair market value of our common stock on the date of grant. Recipients receive value from these grants only if the common stock appreciates over the long-term. In determining persons who receive options and the number of shares of common stock to be covered by each option, the Compensation Committee considers the person’s position, responsibilities, service, accomplishments, present and future value to the Company, the anticipated length of his or her future service and other relevant factors.

     Fiscal Year 2008 Compensation. During the fiscal year ended August 30, 2008, we continued compensation under our employment agreements with Mr. Greenfield and Mr. Abada, with cost of living increases in their base salaries of $27,900 and $34,350 respectively, as called for in their respective agreements. Since there remain a significant number of outstanding stock options unexercised during fiscal year 2008, we did not make any equity grants to any employees or officers.

     The Company paid a cash bonus to one named executive officer during fiscal 2008 as set forth in the Summary Compensation Table in this proxy statement. Kevin Mattler’s bonus was based on the following:

(1)	1/10 of 1% of the Company’s fiscal year 2008 net income before any deferred tax adjustments as set forth in the Company’s Form 10-K for fiscal 2008, not to exceed $25,000 and 1/20 of 1% of net sales (defined as merchandise sales and fabric protection sales sold to customers) of the Company’ s Jennifer segment and the Related Company in excess of $142,600,000 up to net sales of $192,000,000. The minimum bonus was set at $15,000 and the maximum bonus was set at $49,700.

(2)	1% of profits of regional home delivery operations during fiscal 2008.

     In accordance with the bonus formulas set forth in their employment agreements, Mr. Greenfield and Mr. Abada during fiscal 2008 did not earn and accrue an annual bonus as set forth in the Summary Compensation Table in this proxy statement.

     Neither Mr. Seidner nor Mr. Falchook are eligible to participate in any bonus plans and did not receive a bonus for fiscal 2008.

     Perquisites and Other Personal Benefits. During the fiscal year ended August 30, 2008, the Company continued to provide named executive officers with a car allowance, which the Compensation Committee believes is necessary because each named executive officer is required to travel to our various store locations.

Summary Compensation Table

     The following table sets forth compensation earned for the fiscal years ended August 30, 2008 and August 25, 2007, to (a) our Chief Executive Officer, (b) our Chief Financial Officer and (c) our three most highly compensated executive officers as of August 30, 2008 whose total annual salary and other compensation exceeded $100,000 (collectively with the Chief Executive Officer and the Chief Financial Officer, the “Named Executive Officers”).

			Non-Equity
			Incentive Plan		All Other
Name and Principal Position	Year	Salary	Compensation		Compensation		Total
Harley J. Greenfield	2008	$508,599	$0		$25,800	(2)	$534,399
Chairman & CEO	2007	$486,818	$138,608	(1)	$25,800	(2)	$651,226

Rami Abada	2008	$626,415	$0		$11,700	(2)	$638,115
President, CFO & COO	2007	$599,298	$138,608	(1)	$11,700	(2)	$749,606

Edward B. Seidner	2008	$305,769	$0		$10,500	(2)	$316,269
EVP	2007	$300,000	$0		$10,500	(2)	$310,500

Kevin Mattler	2008	$153,904	$27,531	(1)	$11,400	(2)	$192,835
Sr. VP - Store Operations	2007	$151,000	$29,232	(1)	$11,400	(2)	$191,632

Leslie Falchook	2008	$119,385	$0		$7,800	(2)	$127,185
Sr. VP - Administration	2007	$116,000	$0		$7,800	(2)	$123,800
____________________

(1)	As of August 30, 2008 and August 25, 2007, respectively, these amounts were accrued, but not yet paid.

(2)	These amounts represent an automobile allowance.

Grants Of Plan-Based Awards In Fiscal Year 2008

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards
		Threshold	Target	Maximum
Name	Grant Date	$	$	$
Harley J. Greenfield	08/15/99	—	$0	—
Rami Abada	08/15/99	—	$0	—
Edward B. Seidner	N/A	N/A	N/A	N/A
Kevin Mattler	12/06/04	$15,000	$27,531	$49,700
Leslie Falchook	N/A	N/A	N/A	N/A

     There were no options grants to our Named Executive Officers during our 2008 fiscal year since there remain a significant number of outstanding stock options unexercised at August 30, 2008.

Employment Agreements

     Messrs. Greenfield and Abada each entered into an employment agreement with us for a five-year period commencing August 15, 1999. Each agreement was automatically renewed for a one-year period on the third and fourth anniversaries of the effective date and shall automatically renew for an additional year on each anniversary thereafter, absent notice of termination by the executive or us. Each agreement includes non-competition, non-solicitation and non-disparagement covenants.

     In consideration for his service as Chief Executive Officer, Mr. Greenfield receives a salary of not less than $400,000 per year, subject to certain cost-of-living increases, and incentive bonuses based on our earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenues. Mr. Greenfield’s salary increases annually in accordance with the terms of his agreement. Since inception of his employment agreement on August 15, 1999, Mr. Greenfield has received $108,599 in cost-of-living increases (calculated as determined by the

Bureau of Labor Statistics in its Consumer Price Index reports). In consideration for his service as Chief Financial Officer, Chief Operating Officer and President, Mr. Abada receives a salary of not less than $400,000 per year for the first three years of his employment term and not less than $500,000 per year thereafter, subject to certain cost-of-living increases, incentive bonuses based on EBITDA and revenues. Mr. Abada’s salary increases annually in accordance with the terms of his agreement. Since inception of his employment agreement on August 15, 1999, Mr. Abada has received $126,415 in cost-of-living increases (calculated as determined by the Bureau of Labor Statistics in its Consumer Price Index reports). Each agreement also provides for annual bonus compensation and participation in all compensation programs that we establish, including participation in our equity plans.

     Effective December 28, 2008, Mr. Greenfield and Mr. Seidner have voluntarily agreed to reduce their annual salaries by $300,000 and $100,000, respectively.

     As set forth in the Compensation Discussion and Analysis above, all bonuses paid to our Named Executive Officers are paid pursuant to predetermined formulas.

Outstanding Equity Awards at 2008 Fiscal Year-End

		Number
	Number of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
Harley J. Greenfield	167,662	0	$2.25	08/10/10
	300,000	0	$3.52	01/12/11
	300,000	0	$3.90	11/25/12
	233,333	0	$3.52	11/11/14
Rami Abada	300,000	0	$3.52	08/15/09
	150,000	0	$3.52	01/12/11
	300,000	0	$3.90	11/25/12
Edward B. Seidner	100,000	0	$3.52	01/12/11
Kevin Mattler	30,000	0	$3.90	11/25/12
Leslie Falchook	0	0	—	—

     All stock options vest equally over a three-year period beginning from date of grant. On March 9, 2005, the Board of Directors accelerated the vesting of all out of the money stock options in order to avoid the recognition of compensation expense under SFAS 123 (R) with respect to these options.

Option Exercises and Stock Vested in Fiscal Year 2008

     None of our Named Executive Officers exercised any stock options or had any stock that vested during our 2008 fiscal year.

Pension Benefits

     We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

     We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Termination Based Compensation

     The Company has entered into certain employment agreements that may require the Company to make payments and/or provide certain benefits to Messrs. Greenfield and Mr. Abada in the event of a termination of employment.

Termination Circumstances

     The employment agreements with each of Messrs Greenfield and Abada may be terminated under the following circumstances:

         a. Death.

         b. Disability. If, as a result of incapacity due to physical or mental illness, the executive shall have been absent from his duties on a full-time basis (i) for a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, and, in either case, within thirty (30) days after written notice of termination the executive shall not have returned to the performance of his duties on a full-time basis, the Company may terminate the employee’s employment for disability.

         c. Cause. The Company may terminate the executive’s employment for cause upon (i) the willful and continued failure by the executive to substantially perform the executive’s duties with the Company (other than any failure resulting from the executive’s disability or anticipated failure after the issuance of a notice of termination for good reason by the executive after a written demand for substantial performance is delivered to the executive by the Board specifically identifying the manner in which the Board believes that the executive has not substantially performed his duties or (ii) the executive’s conviction for the commission of a felony. For purposes of clause (i) of this definition, (x) no act, or failure to act, on the executive’s part shall be deemed “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the executive’s act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute, no claim by the Company that cause exists shall be given effect unless the Board establishes, by clear and convincing evidence, that cause exists.

         d. Good Reason. The executive may terminate his employment for good reason in the event of a material breach by the Company of its obligations under the employment agreement, which breach has not been cured within ten (10) days after written notice thereof has been given by executive to the Company specifying the acts or omissions of the Company alleged to give rise to good reason.

Compensation Upon Termination

     The following tables summarize the potential payments to each Named Executive Officer assuming that one of the following events occurs. The table assumes that the event occurred on August 30, 2008, the last day of our fiscal year end.

         a. Death or Disability.

	Earned but unpaid		Death or disability
Name	annual bonus	One year salary	benefits
Harley J. Greenfield	$0	$525,850	$0
Rami Abada	$0	$647,650	$0

     Upon death or disability of the executive, the Company shall pay to the executive the base salary in effect on the date of termination for the 12-month period following the date of termination, a lump sum cash payment equal to a pro rata portion of the annual bonus and any other death or disability benefits generally available in accordance with the terms and conditions of the various death or disability plans or programs in which the executive was participating as of the date of termination.

         b. Termination by the Company other than for Disability or Cause or by Executive for Good Reason.

	Earned but		Highest annual bonus		Three years
	unpaid annual	Three years	during employment	Three times	health	Three years
Name	bonus	salary	period	annual bonus	benefits	car allowance
Harley J. Greenfield	$0	$1,577,550	$335,650	$0	$28,228	$77,400
Rami Abada	$0	$1,942,950	$335,650	$0	$28,228	$35,100

     Upon the termination of the executive by the Company other than for disability or cause or by the executive for good reason, the Company shall pay to the executive (1) a lump sum cash payment equal to the pro rata bonus, (2) a lump sum cash payment equal to three times the sum of the executive’s base salary and the highest annual bonus earned by the executive during the employment period or, if no annual bonus shall have been earned by the executive as of the date of termination, a lump sum cash payment equal to three times the annual bonus that would have been payable to the executive for the fiscal year in which the date of termination occurs, based upon the Company’s actual performance during such fiscal year, (3) for three years following the date of termination, continuing coverage under all employee welfare benefit plans and programs in which the executive was entitled to participate immediately prior to the date of termination and (4) for three years following the date of termination, the various fringe benefits and perquisites.

        c. By the Company for Cause or by Executive other than for Good Reason.

Earned but unpaid
Name	annual bonus
Harley J. Greenfield	$0
Rami Abada	$0

     Upon the termination of the executive for cause or by executive other than for good reason, the executive is entitled to only a lump sum cash payment of the accrued annual bonus.

     No other Named Executive Officer is entitled to any payment upon a termination of employment for any reason. None of our Named Executive Officers are entitled to any payments upon a change of control of the Company.

DIRECTOR COMPENSATION

     Non-employee directors currently receive a fee of $10,000 per year, plus $500 per meeting attended, which fees amounted to an aggregate of $46,500 in fiscal 2008. In addition, Edward G. Bohn was paid $50,000 in connection with his service as Chairman of the Audit Committee during fiscal 2008. There is no set amount of committee fees paid. Directors are reimbursed for out-of-pocket expenses incurred in connection with their services. Each non-employee director is granted 25,000 options to purchase shares of our common stock when they are elected to the Board. During fiscal 2005, Messrs. Bohn, Coyle and Berman were granted 50,000, 50,000 and 25,000, respectively, options to purchase shares of our common stock at an exercise price of $3.52 per share.

     Kenneth S. Grossman, a non-director, who serves on our Monitoring Committee, was paid $50,000 during fiscal 2008. In addition, pursuant to the Settlement Agreements, as more fully described under “Certain Relationships and Related Transactions”, Mr. Grossman, in consideration for consulting services was paid $50,000 during fiscal 2008.

     The directors realize value from their stock options only when exercised, and only to the extent that the price of our common stock on the exercise date exceeds the price of our common stock on the grant date.

Fiscal Year 2008 Director Compensation Table

	Fees Earned or
Name	Paid in Cash	Total
Edward G. Bohn	$ 65,500	$65,500
Kevin J. Coyle	$ 15,500	$15,500
Mark L. Berman	$ 15,500	$15,500

Compensation Committee Interlocks and Insider Participation

     During fiscal 2008, none of our officers or employees participated in deliberations of the Board of Directors concerning executive officer compensation. None of our officers or employees serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Compensation Committee Report

     The Compensation and Option Committee of the Company has reviewed and discussed the Compensation and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Option Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND OPTION COMMITEE:

Edward G. Bohn, Chairman
Kevin J. Coyle
Mark Berman

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require us to disclose late filings of reports of stock ownership and changes in stock ownership by our directors, officers and ten percent stockholders. To our knowledge, based solely on our review of (a) the copies of such reports and amendments thereto furnished to us and (b) written representations that no other reports were required, during our fiscal year ended August 30, 2008 all of the filings for our officers, directors, and ten percent stockholders were made on a timely basis.

CORPORATE CODE OF CONDUCT AND ETHICS

     We have adopted a Corporate Code of Conduct and Ethics (the “Code”) that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Code is posted on our website at http://www.jenniferfurniture.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until November 1994, Harley J. Greenfield, Fred J. Love and Edward B. Seidner, each owned 33-1/3% of a related company, which, together with its subsidiaries, owns or licenses certain stores (the “related company stores”). In November of 1994, Messrs. Greenfield and Seidner sold their interests in the related company for long-term notes and options to purchase shares of our common stock owned by Mr. Love and the related company, which resulted in Mr. Love beneficially owning 100% of the related company. Mr. Love passed away in October 2004 and Jonathan Warner has been appointed as the trustee of Mr. Love’s estate. Jane Love, Mr. Greenfield’s sister, is currently acting as the interim President of the related company. Until April 30, 2005, the related company was responsible for the warehousing for our stores, and the related company stores, and leased and operated the warehouse facilities for such stores. Until December 31, 1993, the related company was also responsible for purchasing and certain advertising and promotional activities for our owned stores, our licensed stores and the related company stores. Effective January 1, 1994, we assumed the responsibility for purchasing and advertising for our stores. The related company is responsible for a share of all advertising production costs and costs of publication of promotional material within the New York area. Until October 28, 1993, a corporation of which Messrs. Greenfield, Seidner and Love each owned 33-1/3% owned the trademarks “Jennifer Convertibles” and “With a Jennifer Sofabed, There’s Always a Place to Stay.” On October 28, 1993, these trademarks were assigned to us from such corporation for nominal consideration, and we agreed to license such trademarks to the related company in New York, as described below. Mr. Love was, and until November 1994, Mr. Seidner was, an executive officer and director of the related company.

     As noted above, in November 1994, Mr. Greenfield and Mr. Seidner sold their interests in the related company in exchange for long-term promissory notes from the related company and options to purchase shares of our common stock that were owned by the related company and Mr. Love. These notes are due in December 2023. Only interest was payable on the notes until December 1, 2001 and, thereafter, principal was payable on a monthly basis through the maturity date. The original aggregate principal amount of the notes is $10,273,204, of which $5,136,602 was owed to Mr. Greenfield and $5,136,602 was owed to Mr. Seidner. The notes bear interest at a rate of 7.5% per annum, although a portion of such interest was deferred for a period of time. During 2005 a portion of the interest was used to purchase our common stock from the related company. Over the past 6 years and 8 months an aggregate of $1,918,052 of principal has been paid and, as of August 30, 2008, the aggregate principal amount of the notes remaining was $8,355,152. During the fiscal year ended August 28, 2004, Mr. Greenfield and Mr. Seidner each received approximately $360,000 in interest on their promissory notes from the related company. On November 21, 2005, Greenfield and Seidner purchased from the related company (through one of its subsidiaries) an aggregate of 200,000 shares (100,000 shares each) of our common stock for an aggregate purchase price of $500,000 ($250,000 each), with such purchase price being set-off and applied to outstanding, unpaid interest owed to Greenfield and Seidner by the related company. The notes are secured by a security interest in the related company’s personal property. Mr. Love’s personal guaranty of the notes was released by Messrs. Greenfield and Seidner in connection with the tentative settlement of the litigation between the related company and us. The options held by Mr. Greenfield and Mr. Seidner to purchase the Jennifer Convertibles common stock owned by the estate of Mr. Love and the related company referred to above were exercisable at a price of $15.00 per share until they expired on November 7, 2004, for an aggregate of 585,662 shares of such common stock, of which 292,831 options were owned by Mr. Greenfield and 292,831 by Mr. Seidner.

     On February 4, 2005, the United States District Court for the Eastern District of New York issued an Order and Final Judgment approving the settlement of certain previously disclosed derivative litigation actions commenced against us and a number of our affiliates and other related parties in December 1994. In connection with the settlement, the court approved a series of agreements (the “Settlement Agreements”) that we entered into with the related company on July 6, 2001, which were designed to settle the derivative actions amongst the related company, certain of our current and former officers and directors, former accounting firms and ourselves. We had been operating under an Interim Operating Agreement designed to implement certain provisions of the Settlement Agreements. Effectiveness of the Settlement Agreements was subject to certain conditions, including the court’s approval. We took the additional steps necessary to consummate the settlement and thereby effectuated the Settlement Agreements on April 30, 2005.

     The material terms of the Settlement Agreements are as follows:

     Pursuant to a Warehouse Transition Agreement, the related company transferred to us the assets related to the warehouse system formerly operated by the related company and we assumed responsibility for the leases and other costs of operating the warehouse. Pursuant to computer hardware and software agreements, we also assumed control of and responsibility for the computer system used in the operations of the warehouse systems and stores while providing the related company with access to necessary services.

     Pursuant to a Warehousing Agreement, we are obligated to provide warehouse services to the related company of substantially the type and quality that the related company formerly provided to us. We originally agreed to receive a fee of (i) 2.5% on the net sales price of goods sold by the related company for up to $27,640,000 in sales and 5% on net sales over $27,640,000, for the first five years of the agreement through April 30, 2010, and (ii) a fee of 7.5% of all net sales by the related company after April 30, 2010. On November 24, 2008, we entered into Amendment No. 5 to the Warehousing Agreement with the related company, which provides that effective January 2009, the warehousing fee will be raised from 2.5% to 7.5% on the net sales price of goods sold by the related company for a one-year period. In addition, during the full term of the agreement, we will receive a fee for fabric protection and warranty services at the rate we were being charged, subject to documented cost increases. On May 8, 2003, the related company and we entered into an Amendment No. 2 to the Warehousing Agreement. The parties agreed to increase the amount we charge to the related company for fabric protection by one third of the increase charged by the related company’s stores to its customers for like services. In turn, the parties agreed that the $600,000 annual payment to be paid to the related company by us at the end of our fiscal years ending August 26, 2006, August 25, 2007 and August 30, 2008 shall be adjusted on an annual basis, upwards or downwards, by $50,000 for each $1,000,000 by which our revenues from the sale of fabric protection and related warranties from all customers, including related company customers exceed, or are less than, $11,000,000. On November 18, 2005, we entered into Amendment No. 3 to the Warehousing Agreement with the related company and the parties agreed to extend the terms of the agreement through August 30, 2008. On August 18, 2008, the Company entered into Amendment No. 4 to the Warehousing Agreement to further extend the terms effective August 30, 2008 through August 29, 2009.

     Pursuant to a Purchasing Agreement, we will continue to purchase merchandise for ourselves and the related company on substantially the same terms as our current terms, except that the related company will have 85 days after the end of each fiscal month to pay the amounts due.

     We also received, for no cost, the limited partnership interests in limited partnerships currently operating 38 stores. We owned the general partnership interest in such wholly owned limited partnerships. During fiscal 2006, the limited partnerships were dissolved and their assets were transferred on a tax-free basis to subsidiaries of ours. The operations of these stores are currently included in our consolidated financial statements, which are part of our Annual Report on Form 10-K for the fiscal year ended August 30, 2008.

     Under a Management Agreement and License, we are responsible for managing the sales of the related company’s stores so that the stores will be substantially the same as our own stores, provided that, the related company is not obligated to spend more than $25,000 per store or $100,000 in any 12-month period on maintenance and improvements to its stores. If the related company’s sales for the period beginning January 1, 2002 and ending on August 30, 2003 had exceeded $45,358,000, we would have received a management fee of 48% of the excess. Thereafter, if the related company’s sales exceed $27,640,000 in any 12-month period commencing August 31, 2003, we would have received a management fee of 10% of any excess of amounts up to $29,640,000, and 48% of any excess for amounts over $29,640,000 for that 12-month period. On November 18, 2004, the Management Agreement and License, pursuant to which we are required to make such payments to the related company, was amended such that the related company agreed to waive its rights to receive the payments described above during the period commencing January 1, 2005 through August 31, 2007. This waiver also covered any payments during such period in the event that the settlement agreements are approved by the court and become effective during such period. On October 13, 2006, we entered into Amendment No. 4 to Management Agreement and License, pursuant to which any future or prior shortfall payments that may be due to or from the related company were eliminated.

     The related company has agreed to limit the number of its stores in the New York City area to a total of 30, one of which may be a clearance store for the sale of damaged or discontinued merchandise and floor samples. We have the right to open an unlimited number of stores in New York and will pay to the related company a royalty of $400,000 per year, which includes stores already open in New York. On November 18, 2004, the Management Agreement and License, pursuant to which we are required to make such royalty payments to the related company, was amended such that the related company has agreed to waive its rights to receive from us such annual royalty payment during the period commencing January 1, 2005 through April 30, 2005, the date on which court approval was granted.

     Because we may negatively impact the related company’s sales by opening additional stores of our own in New York and because we are managing the related company’s stores, we agreed to pay the related company 10% of the amount by which its net sales were less than $45,358,000 for the period beginning January 1, 2002 and ending on August 30, 2003, provided that, if their net sales had fallen below $42,667,000 for that period, we would have been obligated to pay the related company 15% of the shortfall amount, provided further that, such amounts, together with amounts we paid for advertising if the related company’s sales had dropped below $45,358,000 for the same period, were not to exceed $4,500,000 in the aggregate. Thereafter, we agree to pay the related company 10% of the amount by which their yearly net sales for any period beginning August 31, 2003 were below $27,640,000, provided that, if their yearly net sales fell below $26,000,000, we would pay the related company 15% of such shortfall amount, provided further, that such amounts, together with amounts we might pay for advertising if the related company’s sales drop below $27,640,000, should not, in the aggregate, exceed $2,700,000 in any such 12 month period. On November 18, 2004, the Management Agreement and License, pursuant to which we were required to make such payments to the related company, was amended such that the related company agreed to waive its rights to receive the payments described above during the period commencing January 1, 2005 through August 31, 2007. This waiver also covered any payments during such period in the event that the settlement agreements are approved by the court and become effective during such period. On October 13, 2006, we entered into Amendment No. 4 to Management Agreement and License, pursuant to which any future or prior shortfall payments that may be due to or from the related company were eliminated.

     The related company agreed to contribute $125,750 per month to advertising, provided that such amount would be reduced by the lesser of $80,000 or 1% of our sales in New York (other than sales of leather furniture and sales from six stores in New York that we have owned for many years). On November 24 2008, we entered into Amendment No. 5 to the Management Agreement and License, pursuant to which the related company agreed, for a one year period commencing January 2009, to increase its advertising contribution from $125,750 per month to $150,000 per month, with an elimination of the sales-based reduction, and to contribute an additional $180,000, in three monthly installments of $60,000, beginning on January 15, 2009, for a planned television advertising campaign. In addition, we eliminated the reductions to the related company’s share of the advertising costs, which reductions were tied to shortfalls in the related company’s net delivered sales.

     The related company has the right to close stores and, if it does, we have the right to purchase them for the cost of the related inventory (typically, approximately $50,000) and, subject to obtaining any necessary landlord’s consent, continue the operations of the stores for our own account.

     The Management Agreement and License expires in 2049 and may be terminated by an arbitrator for material breach. Such agreement also terminates upon purchase by us of the related company’s stores pursuant to the option agreement described below. If terminated for a reason other than a purchase, we would be obligated not to sell furniture other than leather furniture in New York, except in certain counties, and, accordingly, would have to either sell our Jennifer Convertibles stores to the related company, close them or convert them to Jennifer Leather stores.

     Pursuant to an Option Agreement, we will receive the option to purchase the assets relating to the related company’s stores for a period of 10 years beginning on April 30, 2015 at a purchase price starting at $8,125,000, plus the assumption of approximately $5,000,000 in principal of notes due to Messrs. Greenfield and Seidner, and decreasing over the term of the option. As of August 30, 2008, the principal balance on the notes due is an aggregate of approximately $8,355,000. If we exercise the option agreement, the related company will enter into an asset purchase agreement.

     The effect of the Settlement Agreements with the related company, including our assumption of the warehousing responsibilities, negatively impacted our operating results by $617,000 in fiscal 2008, compared to the results we would have achieved based on the same sales levels under the agreements effective prior to the Settlement Agreements.

     In addition, pursuant to the Management Agreement and License we will be able to open additional stores in New York, will manage the related company’s stores and would be subject to the possibility of having to make payments for periods commencing after January 2002, in respect of any shortfall in the related company’s sales. On November 18, 2004, the Management Agreement and License, was amended such that the related company agreed to waive its rights to receive such shortfall payments during the period commencing January 1, 2005 through August 31, 2007. This waiver also covered any payments during such period in the event that the settlement agreements were approved by the court and become effective during such period. On October 13, 2006, we entered into Amendment No. 4 to Management Agreement and License, pursuant to which any future or prior shortfall payments that may be due to or from the related company, were eliminated.

     One other consequence of operating under the Settlement Agreements is that the related company has 85 days to pay for merchandise purchased by us for the related company’s account. The extended payment terms slow our cash flow from the related company and, based on purchases by the related company, in fiscal 2008, the adverse impact on cash flow was approximately $1,027,000, compared to the amount of cash we would have received from the related company under the prior payment terms of 30 days from invoice.

     A monitoring committee has been established to review, on an on-going basis, the relationships between the related company and us in order to avoid potential conflicts of interest between us. The monitoring committee consists of two persons, Kenneth Grossman, one of the parties objecting to the original settlement between the related company and us, and Edward G. Bohn, a current member of our Board of Directors. The monitoring committee will remain in effect for five years through April 30, 2010.

     As of August 30, 2008, the related company owed to us $3,663,000 for net current charges for fiscal 2008, which have since been fully paid.

Additional Matters

     From time to time, the related company and we use the services of Wincig & Wincig, a law firm of which Bernard Wincig, one of our former directors and a stockholder, is a partner. Mr. Wincig and his firm received approximately $99,000 of legal fees from us and $49,000 from the related company during the fiscal year ended August 30, 2008.

     In March 1996, we executed a Credit and Security Agreement with our principal supplier and a major stockholder, Klaussner Furniture Industries, Inc. (Klaussner) which extended the payment terms for merchandise shipped from 60 days to 81 days. Since February 1999, we have not exceeded these 81-day payment terms. As of August 30, 2008, there were no amounts owed to Klaussner that violated these extended terms. On December 11, 1997, the Credit and Security Agreement was modified to include a late fee of .67% per month for invoices paid by us beyond the normal 60-day terms. This provision became effective in January 1998.

     During the fiscal year ended August 30, 2008, we purchased approximately 12 % of our merchandise from Klaussner and they gave us $248,000 of allowances for a repair program.

     On December 15, 2004, Klaussner granted to Harley Greenfield options to purchase 2,106 shares of our Series A Preferred Stock, par value $.01, at an exercise price of $712.25 per share. The options are convertible into an aggregate of 300,000 shares of our common stock and expire on November 30, 2009. The options were granted in order to provide Mr. Greenfield with an incentive to remain our Chief Executive Officer

     On March 30, 2005, in connection with the settlement of the derivative litigation, we executed a five-year consulting agreement with Kenneth Grossman, a principal stockholder and one of the parties objecting to the original settlement between the related company and us. Pursuant to the agreement, the individual shall perform consulting services including, among other things, providing advice with respect to the operation and financing of our business; assisting us in identifying and communicating with potential market makers and investors; assisting us with strategic planning and capital-raising activities; identifying potential strategic partners; and serves as a member of the monitoring committee. In consideration for his services, the individual is to be paid a fee of $50,000 per annum and was issued a warrant to purchase 150,000 shares of our common stock, at an exercise price of $2.37 per share. The warrant expires ten years from the date of issuance and vests as follows: 50,000 shares upon issuance, 50,000 shares on the first anniversary thereof, and 50,000 shares on the second anniversary thereof. The warrant will become fully vested if the closing price of our common stock exceeds $7.00 per share for five consecutive trading days. On October 30, 2006, the warrants became fully vested since the Company’s common stock exceeded $7.00 for five consecutive days.

PROPOSAL 1: ELECTION OF DIRECTORS

     At the time of the Annual Meeting, the Board of Directors will consist of five incumbent members who are seeking to be elected at the meeting to serve until the next annual meeting or special meeting of stockholders at which a new Board of Directors is elected and until their successors shall have been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy. Each of the nominees is currently one of our directors.

     The Board of Directors has nominated Harley J. Greenfield, Edward G. Bohn, Kevin J. Coyle, Rami Abada and Mark Berman for election as our directors.

Required Vote

     The approval by a plurality of votes cast is required for the election of directors; therefore, the five nominees receiving the most votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE FIVE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS IN THIS PROXY STATEMENT.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF EISNER LLP
AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

     We recommend voting FOR the ratification of the appointment of Eisner LLP as our independent registered public accountants (independent auditors) for the fiscal year ending August 29, 2009. Eisner LLP served as our independent registered public accountants for the fiscal years ended August 30, 2008, August 25, 2007 and August 26, 2006. We have requested that a representative of Eisner LLP attend the meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

     The following table presents fees for professional audit services rendered by Eisner LLP for the audit of our annual financial statements for the fiscal years ended August 30, 2008 and August 25, 2007, and fees billed for other services rendered by Eisner LLP during those periods.

	2008	2007
Audit fees (1)	$292,500	$292,500
Audit-related fees (2)	0	22,000
Tax fees	0	0
All other fees	0	0
Total	$292,500	$314,500
____________________

(1)	Audit fees consisted of audit work performed in the audit of our annual financial statements and review of financial statements included in our quarterly reports filed with the Securities and Exchange Commission.

(2)	Audit-related fees consisted principally of assistance in connection with certain SEC filings and the interpretation of a comment letter that we received from the SEC regarding our annual financial statements for fiscal 2006.

     Policy on Audit Committee Pre-Approval of Audit and
     Permissible Non-audit Services of Independent Registered Public Accountants

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval.

     1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

     2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

     3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

     4. Other Fees are those associated with services not captured in the other categories.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     Our Audit Committee pre-approved the retention of Eisner LLP for all audit, audit-related and tax services described above during fiscal 2008.

     In the event that ratification of the appointment of Eisner LLP as our independent registered public accountants is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Report of the Audit Committee

     We have reviewed and discussed the audited financial statements for the fiscal year ended August 30, 2008 with the Company’s management and have discussed with Eisner LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”. In addition, we have received from Eisner LLP the written disclosures and the letter required by the Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”, and we have discussed with Eisner LLP their independence.

     Based on these reviews and discussions, we recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2008.

SUBMITTED BY THE AUDIT COMMITTEE:

Mark Berman
Edward G. Bohn, Chairman
Kevin J. Coyle

Required Vote

     The approval of a majority of the shares present in person or represented by proxy and entitled to vote, assuming a quorum, at the Annual Meeting, is required for ratification of the appointment of independent auditors and public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 29, 2009.

PROPOSAL 3: INCREASE IN THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR
ISSUANCE UNDER THE JENNIFER CONVERTIBLES, INC. 2006 EQUITY INCENTIVE PLAN
FROM 600,000 SHARES TO 1,200,000 SHARES

     On December 16, 2008 our Board of Directors unanimously approved an amendment to our 2006 Equity Incentive Plan which would allow for an increase in the aggregate number of shares available for issuance under the 2006 Plan from 600,000 shares to 1,200,000 shares.

     Our Plan is being submitted to you for approval by our stockholders of the increase in the number of shares to be issued under the 2006 Plan as is required by the listing rules of the American Stock Exchange. It is also being submitted to you for approval at the meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”). Our Board of Directors believes that the approval of the increase in the number of shares to be issued under our 2006 Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants. Our Board, the Compensation and Option Committee, and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future and we want to have the shares necessary to make appropriate equity grants. Accordingly, our Board of Directors believes adoption of the amendment to the 2006 Plan to increase the number of shares available for issuance under the 2006 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the amendment to our 2006 Plan.

     On December 18, 2006, our Board of Directors unanimously approved, and on February 6, 2007 our stockholders approved, the adoption of the 2006 Plan. The 2006 Plan currently authorizes the issuance of up to 600,000 shares of our common stock pursuant to awards to be granted under the 2006 Plan plus an additional number of shares that are presently subject to outstanding options under our 2003 Stock Option Plan, which plan previously expired, but which become unissued upon the cancellation, surrender or termination of such options, up to an additional 316,667 shares. As of December 22, 2008 no awards have been issued under the 2006 Plan and no options outstanding under the 2003 Stock Option Plan have been cancelled and authorized under the 2006 Plan. Other than the 2006 Plan, all option plans under which options are presently outstanding have expired. As of December 22, 2008 the total number of options issued and outstanding under all of our plans and agreements is 2,353,725 shares which options have a weighted average exercise price of $3.49 per share and of which only 316,667 shares may be reissued if these outstanding options expire unexercised. All of these stock options are presently underwater. On December 22, 2008, the closing market price per share of our common stock was $0.40, as reported by the American Stock Exchange.

     The following is a brief summary of the 2006 Plan. This summary is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Material Features of our 2006 Plan

     The 2006 Plan allows us, under the direction of our Compensation and Option Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards, including awards of restricted stock units, to employees, consultants and directors (approximately 50 people) who, in the opinion of the Compensation and Option Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2006 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. No participant may receive awards for more than 200,000 shares of common stock in any fiscal year under our 2006 Plan.

     The 2006 Plan provides for the issuance of up to 600,000 shares of our common stock. However, any shares that are presently subject to outstanding options under our 2003 Stock Option Plan but which become unissued upon the cancellation, surrender or termination of such option, shall be added to the 600,000 authorized under the 2006 Plan to be available for future issuance; provided, however, that no more than 316,667 shares, approximately the number of options currently issued and outstanding under our 2003 Stock Option Plan, shall be added to our 2006 Plan pursuant to this provision. In addition, generally shares of common stock reserved for awards under the 2006 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

     Stock Options. Stock options granted under the 2006 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

     Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

     Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

     During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

     Other Stock-Based Awards. The 2006 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock units in which shares of our common stock are not issued until the performance or vesting period is satisfied.

     In accordance with the terms of our 2006 Plan, our Board of Directors has authorized our Compensation and Option Committee to administer the 2006 Plan. The Compensation and Option Committee may delegate part of its authority and powers under our 2006 Plan to one or more of our directors and/or officers, but only the Compensation and Option Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2006 Plan, our Compensation and Option Committee will determine the terms of awards, including:

  which employees, directors and consultants will be granted awards;

  the number of shares subject to each award;

  the vesting provisions of each award;

  the termination or cancellation provisions applicable to awards; and

  all other terms and conditions upon which each award may be granted in accordance with the 2006 Plan.

     In addition, our Compensation and Option Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2006 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

     If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2006 Plan, as to some or all outstanding awards:

  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  upon written notice to a participant provide that the participant’s unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options (all options being made fully vested and immediately exercisable prior to their termination), in exchange for the termination of such options; and

  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

     Our 2006 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of the American Stock Exchange, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. Our 2006 Plan expires on December 17, 2016.

Federal Income Tax Consequences

     The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options. A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under our 2006 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

     No awards have been issued under the 2006 Plan since its adoption. Awards will be granted at the sole discretion of the Compensation and Option Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2006 Plan or the amount or of any such awards.

     For these reasons, the Board of Directors has recommended approving the increase in the number of shares available for issuance under our 2006 Equity Incentive Plan from 600,000 shares to 1,200,000 shares. The affirmative vote of a majority of shares of common stock present or represented by proxy at the Meeting is required for the approval of the amendment to our 2006 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3 TO AMEND THE JENNIFER CONVERTIBLES, INC. 2006 EQUITY INCENTIVE PLAN.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at our 2010 Annual Meeting of Stockholders must be received at our offices at: Jennifer Convertibles, Inc., 417 Crossways Park Drive, Woodbury, New York 11797, Attention: Secretary, no later than October 14, 2009, for inclusion in our proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable SEC rules and regulations. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, management proxies may offer discretionary authority to vote on matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934.

     If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by November 18, 2009, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of Secretary, Jennifer Convertibles, Inc., 417 Crossways Park Drive, Woodbury, New York 11797

OTHER MATTERS

     The Board is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of Jennifer Convertibles.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED AUGUST 30, 2008, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 30, 2008, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, JENNIFER CONVERTIBLES, INC., 417 CROSSWAYS PARK DRIVE, WOODBURY, NEW YORK 11797, AND THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (516) 496-1900.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

Harley J. Greenfield
Chairman and Chief Executive Officer
December 29, 2008

APPENDIX A

JENNIFER CONVERTIBLES, INC.

2006 EQUITY INCENTIVE PLAN
(as amended on February 17, 2009)

1. DEFINITIONS.

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Jennifer Convertibles, Inc. 2006 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.01 par value per share.

Company means Jennifer Convertibles, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)     If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)     If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)     If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Jennifer Convertibles, Inc. 2006 Equity Incentive Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

     The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3. SHARES SUBJECT TO THE PLAN.

     (a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,200,000, plus (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2003 Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after the date of approval of this Plan by the stockholders, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan provided, however, that no more than 316,667 Shares shall be added to the Plan pursuant to subsection (ii).

     (b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4. ADMINISTRATION OF THE PLAN.

     The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.

Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 200,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

     To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5. ELIGIBILITY FOR PARTICIPATION.

     The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. TERMS AND CONDITIONS OF OPTIONS.

     Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.

Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.

Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

	ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.

Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv.

Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

		A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

		B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b.

ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

	i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) thereunder.

	ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

	iii.	Term of Option: For Participants who own:

A.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

     Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant.

The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)

Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)

Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

     The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

     The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

     The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10. ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

     A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

     The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

     The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11. RIGHTS AS A SHAREHOLDER.

     No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

     By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

     Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.

Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.

Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.

A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.

Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

     Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

     Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

     (i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

     (ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

     Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

     (i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

     (ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17. EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

     In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

     For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

     In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.

All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

     The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21. EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

     Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22. PURCHASE FOR INVESTMENT.

     Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.

The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.

At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

     Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24. ADJUSTMENTS.

     Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

     a. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

     b. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (all Options being made fully vested and immediately exercisable prior to their termination for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (all Options being made fully vested and immediately exercisable for purposes of this Subparagraph) over the exercise price thereof.

     With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

     c. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

     d. Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

     e. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25. ISSUANCES OF SECURITIES.

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26. FRACTIONAL SHARES.

     No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

     The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28. WITHHOLDING.

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

     Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30. TERMINATION OF THE PLAN.

     The Plan will terminate on December 17, 2016, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31. AMENDMENT OF THE PLAN AND AGREEMENTS.

     The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32. EMPLOYMENT OR OTHER RELATIONSHIP.

     Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33. GOVERNING LAW.

     This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

JENNIFER CONVERTIBLES, INC. 417 CROSSWAYS PARK DRIVE WOODBURY, NY 11797
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JENCV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JENNIFER CONVERTIBLES, INC.				For	Withhold	For All
				All	All	Except
Vote on Directors
1.	To elect a Board of Directors to serve until the 2010 Annual Meeting of Stockholders:			☐	☐	☐
	Nominees:
	01)	Harley J. Greenfield	04)	Rami Abada
	02)	Edward G. Bohn	05)	Mark Berman
	03)	Kevin J. Coyle
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Vote on Proposals

2.	To ratify the appointment of Eisner LLP as the independent registered public accountants for the company for the fiscal year ending August 29, 2009.	☐	☐	☐

3.	To approve the increase in the aggregate number of shares available for issuance under our 2006 Equity Incentive Plan.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Note:	Please mark, date and sign exactly as name(s) appear(s) on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executives, administrators, trustees, etc. should state full title or capacity. Joint owners should each sign.

Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combo are available at www.proxyvote.com.

JENCV2

JENNIFER CONVERTIBLES, INC.

Annual Meeting of Stockholders
February 17, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Jennifer Convertibles, Inc. ("Company") hereby constitutes and appoints Harley J. Greenfield and Rami Abada, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn, 215 Sunnyside Blvd., Plainview, New York 11803 at 10:00 a.m., Eastern time, on February 17, 2009 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)